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                                                                    Exhibit 3.91

                         RESOLUTIONS DES ADMINISTRATEURS

                                       DE

                             SERVICES SECURIVOL INC.
                             En date du 6 aout 1984

               Nous soussignes, etant tous les administrateurs de

                             SERVICES SECURIVOL INC.

societe commerciale constituee en vertu de la Loi sur les societes commerciales canadiennes, adoptons, par les presentes, conformement aux dispositions de l'article 112 de la Loi sur les societes commerciales canadiennes, par notre consentement unanime ecrit et sans reunion, les resolutions suivantes, avec la meme valeur que si elles avaient ete adoptees a une reunion dument convoquee et tenue:

CERTIFICAT DE CONSTITUTION

IL EST RESOLU:

               Que le certificat de constitution constituant la Societe en corporation tel qu'indique dans les statuts constitutifs y annexes en vertu des dispositions de la Loi sur les societes commerciales canadiennes, ce certificat portant la date du 3 aout 1984, soit et il est, par les presentes, adopte comme etant les statuts de la Societe et que le secretaire de la Societe ait et il a, par les presentes, l'autorisation et les instructions d'inserer ledit certificat de constitution ou copie dudit certificat dans le livre de proces-verbaux de la Societe.

ETABLISSEMENT DES REGLEMENTS GENERAUX

IL EST RESOLU:

               Que ce qui suit soit et est, par les presentes, decrete, edicte et promulgue comme etant les reglements generaux de la Societe, numerotes de premier a treizieme inclusivement:

                                REGLEMENT PREMIER

                                 INTERPRETATION

               Les mots et expressions suivants, lorsqu'ils sont employes dans les reglements de la Societe ont, a moins d'incompatibilite avec le contexte, les significations suivantes:

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                                      - 2 -

               1.1 "administrateur" designe, independamment de son titre, le titulaire de ce poste, et les termes "administrateurs" et "conseil d'administration" comprennent un administrateur unique;

               1.2 "Loi" signifie la Loi sur les societes commerciales canadiennes (S.C. 1974-75, chapitre 33) et toute autre loi qui peut lui etre substituee, telle qu'amendee de temps a autre;

               1.3 "reglements" signifie les reglements generaux de la Societe, numerotes de premier a treizieme inclusivement, et tous autres reglements de la Societe de temps a autre en vigueur;

               1.4 "Societe" signifie la societe constituee par certificat de constitution en vertu de la Loi sous la denomination sociale de SERVICES SECURIVOL INC.;

               1.5 "statuts" designe les clauses, initiales ou mises a jour, reglementant la constitution ainsi que toute modification, fusion, prorogation, reorganisation, dissolution, reconstitution ou tout arrangement de la Societe.

                Sous reserve de ce qui precede, les mots et expressions definis dans la Loi ont la meme signification lorsque utilises dans les presents reglements.

                Tout mot ecrit au singulier comprend aussi le pluriel et VICE VERSA; tout mot ecrit au masculin comprend aussi le feminin; tout mot designant des personnes comprend egalement des societes, associations, compagnies ou corporations.

                               REGLEMENT DEUXIEME

                    LA DENOMINATION SOCIALE, LE SIEGE SOCIAL
                            ET LE SCEAU DE LA SOCIETE

ARTICLE 1.      LA DENOMINATION SOCIALE

                La denomination sociale de la Societe est celle indiquee dans les statuts.

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                                      - 3 -

ARTICLE 2.     LE SIEGE SOCIAL

               Le siege social de la Societe est situe a l'endroit indique dans les statuts de la Societe et a l'adresse figurant sur l'avis du lieu du siege social depose au moment de la constitution ou a toute autre adresse, dans les limites du lieu indique dans les statuts, que le conseil d'administration peut a l'occasion determiner par voie de resolution.

               La Societe peut, en plus de son siege social et de sa principale place d'affaires, etablir et maintenir d'autres bureaux, places d'affaires, succursales et agences, soit au Canada ou ailleurs, comme le conseil d'administration peut en decider, a l'occasion, par voie de resolution.

ARTICLE 3.     LE SCEAU

               Le sceau de la Societe est de forme circulaire et la denomination sociale de la Societe, ainsi que l'annee de sa constitution, doivent y apparaitre.

               Le president du conseil d'administration, le president, tout vice-president, le secretaire, le tresorier, tout secretaire adjoint, tresorier adjoint ou administrateur, ou tout autre dirigeant de la Societe que le conseil d'administration pourra designer et autoriser a cette fin, a l'occasion, ont tous et chacun le droit d'apposer le sceau de la Societe sur tout document qui le requiert.

                               REGLEMENT TROISIEME

                                LES ACTIONNAIRES

ARTICLE 1.     LES ASSEMBLEES ANNUELLES

               L'assemblee annuelle des actionnaires de la Societe est tenue a la date (au plus tard dans les quinze (15) mois de la tenue de l'assemblee annuelle precedente des actionnaires de la Societe) que les administrateurs peuvent fixer, a l'occasion, par voie de resolution.

               Les assemblees annuelles des actionnaires de la Societe doivent etre tenues au siege social de la Societe ou ailleurs au Canada, suivant resolution du conseil d'administration, ou a tout endroit hors du Canada si tous les actionnaires de la Societe habiles a y voter y consentent.

ARTICLE 2.     LES ASSEMBLEES EXTRAORDINAIRES

               Des assemblees extraordinaires des actionnaires peuvent etre convoquees, en tout temps et a l'occasion, par le president du conseil, le president ou l'administrateur-gerant

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                                      - 4 -

ou par le conseil d'administration, par voie de resolution, et doivent etre convoquees lorsque les detenteurs d'au moins cinq pour cent (5%) des actions emises par la Societe, y ayant droit de vote, le requierent par ecrit, les fractions d'actions representees par des certificats ou scrips au porteur, s'il en est, ne devant pas, dans le but de determiner cette proportion, etre considerees comme etant en cours. Chacune de ces resolutions ou requetes doit enoncer les points inscrits a l'ordre du jour de la future assemblee et chacune de ces requetes doit etre envoyee a chaque administrateur et au siege social de la Societe.

               Le president du conseil ou, en son absence, le president ou, en son absence, l'administrateur-gerant doit, advenant l'adoption d'une telle resolution ou la reception d'une telle requete, faire en sorte que l'assemblee soit convoquee, sans delai, par le secretaire de la Societe, conformement aux termes de cette resolution ou requete. Si le secretaire de la Societe ne convoque pas l'assemblee dans les vingt et un (21) jours qui suivent l'adoption de la resolution ou la reception de la requete, tout administrateur peut lui-meme convoquer l'assemblee ou cette assemblee peut etre convoquee par tout actionnaire qui a signe ladite requete en conformite et sous reserve des dispositions de la Loi.

               Les assemblees extraordinaires des actionnaires sont tenues au siege social de la Societe ou ailleurs au Canada, suivant resolution du conseil d'administration, ou a tout endroit hors du Canada si tous les actionnaires de la Societe habiles a y voter y consentent.

ARTICLE 3.     LES AVIS DES ASSEMBLEES

               Un avis specifiant la date, l'heure et le lieu de toute assemblee annuelle et de toute assemblee extraordinaire des actionnaires doit etre envoye par la poste, sous pli affranchi, a chaque actionnaire habile a y voter, a sa derniere adresse telle qu'elle apparait aux livres de la Societe, a chaque administrateur et au verificateur de la Societe, et ce, vingt et un (21) jours au moins et cinquante (50) jours au plus avant la date fixee pour l'assemblee, ni le jour ou tel avis est signifie ou expedie (jour A QUO), ni celui ou telle assemblee doit etre tenue (jour AD QUEM), ne devant etre comptes pour determiner ledit delai de convocation.

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               Dans le cas de detenteurs conjoints d'actions, l'avis est donne a celui dont le nom apparait en premier lieu dans les livres de la Societe et un avis qui a ete ainsi donne est un avis suffisant a chacun de ces detenteurs conjoints.

               Un actionnaire et toute autre personne habile a assister a une assemblee d'actionnaires peut toujours, d'une maniere quelconque, renoncer a l'avis de convocation, soit avant, soit apres la tenue de l'assemblee, et le fait pour cette personne d'assister a l'assemblee equivaut a une telle renonciation, sauf lorsqu'elle y assiste specialement pour s'opposer aux deliberations parce que l'assemblee n'est pas regulierement convoquee.

               L'avis de convocation d'une assemblee des actionnaires a l'ordre du jour de laquelle des questions speciales sont inscrites doit enoncer:

               a) leur nature, avec suffisamment de details pour permettre aux actionnaires de se former un jugement eclaire sur celles-ci; et

               b) le texte de toute resolution speciale qui doit etre soumise a l'assemblee.

               Tous les points a l'ordre du jour tant lors d'une assemblee extraordinaire d'actionnaires que lors d'une assemblee annuelle d'actionnaires, a l'exception de l'examen des etats financiers et du rapport du verificateur, du renouvellement de son mandat et de l'election des administrateurs, sont reputes etre des questions speciales.

               Les simples irregularites dans l'avis ou dans la maniere de le donner, de meme que l'omission involontaire de donner avis d'une assemblee a un actionnaire ou le defaut par un actionnaire de recevoir tel avis, n'invalident en rien les actes faits ou poses a l'assemblee concernee.

ARTICLE 4.     LE PRESIDENT D'ASSEMBLEE

               Le president du conseil ou, en son absence, le president ou, en son absence, un des vice-presidents qui fait partie du conseil d'administration (ce vice-president devant etre designe par l'assemblee, advenant que plus d'un de ces vice-presidents soit present) preside toute assemblee des actionnaires. Si le president du conseil, le president et ces vice-presidents sont absents ou refusent d'agir, les

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                                      - 6 -

personnes presentes peuvent choisir quelqu'un parmi elles pour agir comme president. Advenant egalite des voix, le president de toute assemblee des actionnaires a droit a une deuxieme voix ou voix preponderante relativement a toute question soumise au vote de l'assemblee.

ARTICLE 5.     LE QUORUM, LE VOTE ET L'AJOURNEMENT

               Le quorum, tant pour l'assemblee annuelle des actionnaires que pour une assemblee extraordinaire des actionnaires de la Societe, est atteint quel que soit le nombre de personnes effectivement presentes, lorsque le ou les detenteurs d'au moins cinquante et un pour cent (51%) des actions en cours du capital social de la Societe comportant droit de vote a ladite assemblee sont presents ou representes.

               Les actes du ou des detenteurs de la majorite des actions representees et comportant droit de vote a ladite assemblee doivent etre consideres comme les actes de tous les actionnaires, sauf les cas ou le vote ou le consentement d'un nombre d'actions superieur a la majorite est requis ou exige par la Loi, par les statuts de la Societe ou par les reglements de la Societe. Sous reserve de ce qui precede, le vote du ou des detenteurs de la majorite des actions representees a toute assemblee annuelle et comportant droit de vote a ladite assemblee est suffisant pour ratifier validement tout acte anterieur du conseil d'administration et des dirigeants de la Societe.

               S'il n'y a pas quorum a l'ouverture d'une assemblee des actionnaires, l'assemblee, advenant qu'elle ait ete convoquee a la demande d'actionnaires, est levee. Dans tout autre cas, ceux qui sont presents en personne et ayant droit d'etre comptes dans le but de former un quorum ont le pouvoir d'ajourner l'assemblee a l'endroit, a la date et a l'heure qu'ils peuvent alors fixer, par voie de resolution.

               Il suffit, pour donner avis de tout ajournement de moins de trente (30) jours d'une assemblee, d'en faire l'annonce lors de l'assemblee en question.

               Avis de tout ajournement, en une ou plusieurs fois, pour au moins trente (30) jours doit etre donne de la maniere et dans le delai stipules a l'article 3 du present reglement troisieme.

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                                      - 7 -

               Le quorum, a cette seconde assemblee ou assemblee ajournee, consistera uniquement de la ou des personnes qui y sont physiquement presentes et qui sont habiles a y voter.

               A cette seconde assemblee ou assemblee ajournee, on peut validement traiter toute question qui aurait pu etre validement traitee lors de l'assemblee originaire.

ARTICLE 6.     LE DROIT DE VOTE

               Toute personne morale ou association qui est detentrice d'actions du capital social de la Societe comportant droit de vote a toute assemblee des actionnaires de la Societe, ou a toute assemblee d'une categorie quelconque des actionnaires de la Societe, peut y agir et y voter par l'entremise d'un representant dument autorise, qui ne doit pas necessairement etre lui-meme actionnaire de la Societe.

               A toute assemblee des actionnaires, chaque actionnaire, present a cette assemblee et y ayant droit de vote (y compris le representant autorise d'une personne morale ou d'une association present en personne), a droit a un
(1) vote, lors d'un vote ouvert; et lors d'un vote par scrutin, chaque actionnaire present en personne ou represente par procuration (y compris le representant autorise d'une personne morale ou d'une association), a droit a un
(1) vote pour chaque action comportant droit de vote a l'assemblee et qui est inscrite en son nom (ou au nom de la personne morale ou de l'association concernee) dans les livres de la Societe, a moins que les statuts de la Societe ne prescrivent une autre maniere de voter, auquel cas, il faut suivre cette autre maniere.

               Toute question soumise a une assemblee des actionnaires est decidee par vote ouvert, a moins qu'un vote par scrutin ne soit demande conformement au paragraphe suivant.

               Tout actionnaire ou fonde de pouvoir d'un actionnaire, y compris le representant autorise d'une personne morale ou d'une association, peut demander le vote par scrutin sur toute question soumise au vote des actionnaires.

               Lors d'une assemblee des actionnaires, les actionnaires, y compris une personne morale ou une association, y ayant droit de vote, peuvent, lors d'un vote par scrutin, voter par procuration ecrite. Il en est de meme pour le representant autorise d'une personne morale ou d'une association s'il est dument autorise a cet effet par ladite personne morale ou association.

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                                      - 8 -

               Dans le cas de detenteurs conjoints d'actions, le vote du plus ancien de ceux-ci, soit en personne ou par procuration, est accepte, a l'exclusion du vote de tout autre detenteur conjoint des memes actions, et, a cette fin, le plus ancien de ceux-ci est celui dont le nom apparait en premier lieu dans les livres de la Societe.

ARTICLE 7.     LA PROCURATION ET LA SOLLICITATION DE PROCURATIONS

               Tout actionnaire habile a voter lors d'une assemblee peut, par procuration, nommer un fonde de pouvoir ainsi que plusieurs suppleants qui peuvent ne pas etre actionnaires, aux fins d'assister a cette assemblee et d'y agir dans les limites prevues a la procuration.

               L'acte nommant un fonde de pouvoir doit etre fait par ecrit, sous la signature de l'actionnaire ou de son mandataire autorise par ecrit ou, si l'actionnaire est une corporation, soit sous le sceau de la corporation et la signature d'un de ses dirigeants ou sous la signature d'un mandataire ainsi autorise; une telle procuration n'est valable que lors de l'assemblee relativement a laquelle elle est donnee ou lors de toute assemblee qui la continue en cas d'ajournement.

               L'actionnaire peut revoquer la procuration en deposant un acte ecrit signe de lui ou de son mandataire autorise par ecrit au siege social de la Societe jusqu'au dernier jour ouvrable inclusivement qui precede l'assemblee concernee ou la date de reprise en cas d'ajournement ou entre les mains du president de l'assemblee a la date de son ouverture ou de sa reprise en cas d'ajournement.

               Les administrateurs peuvent, dans l'avis de convocation d'une assemblee, preciser une date limite, qui ne peut etre anterieure de plus de quarante-huit (48) heures, non compris les samedis et les jours feries, a la date d'ouverture de l'assemblee ou de sa reprise en cas d'ajournement, pour la remise des procurations a la Societe ou a son mandataire.

               Si la Societe compte quinze (15) actionnaires ou plus, les codetenteurs d'une action etant comptes comme un seul actionnaire, la direction doit, en donnant avis de toute assemblee d'actionnaires, envoyer un formulaire de procuration et une circulaire de la direction, tous deux en la forme prescrite par la Loi, au verificateur de la Societe, aux actionnaires interesses et au Directeur nomme en vertu de la Loi.

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                                      - 9 -

               Sous reserve des dispositions de la Loi relatives a la sollicitation de procurations, tout acte nommant un fonde de pouvoir peut etre fait conformement a la formule suivante, mais ne doit contenir que la nomination du fonde de pouvoir avec, s'il y a lieu, la revocation d'un acte anterieur nommant un fonde de pouvoir:

                                   PROCURATION

A TOUS CEUX QUI LES PRESENTES VERRONT, je, soussigne,                   , de
               , etant detenteur inscrit de    (     ) actions en cours du
capital social de

                             SERVICES SECURIVOL INC.

constitue et nomme, par les presentes,                    , de
, ou, a son defaut,                , de             , mon fonde de pouvoir,
pour assister et pour voter, dans la mesure du nombre de votes auxquels j'ai maintenant droit ou pourrai alors avoir droit, et autrement agir, pour moi, en mon nom et a ma place, a l'assemblee (extraordinaire ou annuelle) des
actionnaires de la Societe, devant etre tenue a                            ,
province de Quebec, Canada,                    , le    e jour de
           19  , a          heures de 1'      -midi, et a tout ajournement ou
ajournements de celle-ci, aussi pleinement que je le ferais ou pourrais le faire, si j'y etais present en personne, et avec plein pouvoir de substitution et de revocation en l'occurrence, dans le but
                      , et (le cas' echeant) je revoque, par les presentes,
la procuration donnee en faveur de                           , en date du   e
jour de          19  .

               ET j'approuve, ratifie, sanctionne et confirme, par les presentes, tout ce que mon fonde de pouvoir, ou son substitut, pourra legalement faire ou faire faire, pour moi, en mon nom et a ma place, en vertu des presentes.

               DONNEE et SIGNEE en la ville de                      , province
de          , Canada, ce    e jour de          19   .

EN PRESENCE DE:


---------------------------------       ----------------------------------------
             temoin                                  actionnaire

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ARTICLE 8.     LES SCRUTATEURS

               Le president de toute assemblee des actionnaires peut nommer une
(1) ou plusieurs personnes (il n'est pas necessaire qu'elles soient actionnaires) pour agir comme scrutateur ou scrutateurs a une telle assemblee.

ARTICLE 9.     L'ADRESSE DES ACTIONNAIRES

               Tout actionnaire doit fournir a la Societe une adresse ou l'on peut lui expedier ou signifier tout avis qui lui est destine; si un actionnaire ne fournit pas une telle adresse, les avis peuvent lui etre' expedies a toute adresse apparaissant alors aux livres de la Societe. S'il n'y a pas d'adresse aux livres de la Societe, on expedie les avis a l'adresse que la personne chargee d'expedier l'avis consi-dere la meilleure aux fins que l'avis atteigne son destinataire le plus tot possible.

ARTICLE 10.    L'ORDRE DU JOUR

               A l'assemblee annuelle des actionnaires, l'ordre du jour est le suivant:

               a)   ouverture de la seance;

               b) lecture de l'avis de convocation, s'il en est, et constatation qu'il a ete dument donne ou qu'on y a dument renonce;

               c)   constatation qu'il y a quorum;

               d) lecture des proces-verbaux de l'assemblee annuelle precedente et des assemblees extraordinaires des actionnaires tenues depuis, s'il en est, et, s'il y a lieu, approbation de ceux-ci;

               e) presentation du rapport annuel des administrateurs, s'il en est;

               f) presentation du bilan, de l'etat des benefices non repartis, de l'etat des revenus et depenses et de l'etat de l'evolution de la situation financiere;

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                                     - 11 -

               g) discussion du rapport du verificateur, s'il en est, et des etats financiers et, s'il y a lieu, approbation de ceux-ci;

               h)   election des administrateurs;

               i) nomination du verificateur et determination de sa remuneration;

               j) approbation, ratification, sanction et confirmation, a la condition que l'avis de convocation en ait fait mention, de l'etablissement, de l'abrogation ou de la modification de reglements, s'il en est;

               k) approbation, ratification, sanction et confirmation, a la condition que l'avis de convocation en ait fait mention, des actes, decisions et resolutions des administrateurs et/ou dirigeants depuis l'assemblee generale annuelle precedente;

               1) autres questions, s'il en est, a la condition que l'avis de convocation en ait fait mention; et

               m)   levee de l'assemblee.

ARTICLE 11.    LES RESOLUTIONS

               Toutes les propositions ou resolutions des actionnaires doivent etre adoptees a des assemblees dument convoquees. Toutefois, sauf dans les cas ou la convocation des actionnaires a une assemblee est exigee par la Loi, la signature de tous les actionnaires de la Societe, ayant droit de vote, sur tout document (qui peut etre signe en contrepartie) constituant une proposition ou une resolution qui pourrait etre adoptee par les actionnaires donne a cette proposition ou resolution la meme valeur et le meme effet que si elle avait ete adoptee par les actionnaires habiles a voter sur cette resolution a une assemblee dument convoquee et tenue a cette fin.

ARTICLE 12.    ASSEMBLEE D'UN ACTIONNAIRE UNIQUE

               Si la Societe n'a qu'un seul actionnaire ou un seul titulaire d'une seule categorie ou serie d'actions, l'assemblee peut etre tenue par celui-ci ou par son fonde de pouvoir.

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                               REGLEMENT QUATRIEME

                           LE CONSEIL D'ADMINISTRATION

ARTICLE 1.     LE NOMBRE DES ADMINISTRATEURS

               Le conseil d'administration de la Societe est compose du nombre fixe ou des nombres minimal et maximal d'administrateurs indiques dans les statuts de la Societe, le nombre precis d'administrateurs dans ce dernier cas etant celui fixe, a l'occasion, par resolution du conseil d'administration.

ARTICLE 2.     LA CAPACITE ET LA DUREE DES FONCTIONS

               Chaque administrateur doit (sauf dispositions contraires prevues aux presentes) etre elu a l'assemblee annuelle des actionnaires par la majorite des votes donnes a cette election. Il n'est pas necessaire que le vote pour l'election des administrateurs de la Societe soit par scrutin, sauf sur demande expresse d'une personne presente et ayant droit de vote a l'assemblee ou cette election a lieu. Chaque administrateur ainsi elu reste en fonction jusqu'a l'election de son successeur, a moins qu'il ne demissionne ou qu'il ne soit incapable d'agir, soit par deces, soit par sa destitution ou pour toute autre cause.

               Le poste d'un administrateur devient vacant, IPSO FACTO, lors de l'un quelconque des evenements suivants, savoir:

               a) s'il devient en faillite ou fait une cession autorisee de ses biens, pour le benefice de ses creanciers en general, ou devient insolvable; ou

               b) s'il est interdit ou devient faible d'esprit ou est declare fou.

               Le conseil d'administration de la Societe doit se composer en majorite de residents canadiens.

ARTICLE 3.     LES POUVOIRS GENERAUX DES ADMINISTRATEURS

               Les administrateurs de la Societe gerent les affaires tant commerciales qu'internes de la Societe et peuvent passer, en son nom, toutes especes de contrats permis par la loi; et, d'une facon generale, sauf tel que ci-apres prevu, ils peuvent exercer tous les autres pouvoirs et poser tous les autres actes que la Societe est autorisee a exercer ou a poser en vertu de ses statuts ou a quelque autre titre que ce soit.

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                                     - 13 -

               Sans deroger en aucune facon a ce qui precede, les administrateurs sont expressement autorises, en tout temps, a acheter, louer ou autrement acquerir, aliener, vendre, echanger ou autrement disposer des actions, valeurs, droits, titres au porteur, options et autres valeurs, terrains, batiments ou autres biens, mobiliers ou immobiliers, reels ou personnels ou mixtes, tangibles ou intangibles, de meme que tous droits ou interets s'y rapportant, pour le prix, selon les termes et sous reserve des conditions qu'ils estiment convenables.

               Tout acte pose par une reunion des administrateurs ou par toute personne agissant comme administrateur est, aussi longtemps qu'un successeur n'a pas ete dument elu ou nomme, quoiqu'on puisse decouvrir par la suite qu'il y avait quelque invalidite dans l'election des administrateurs ou de telle personne agissant comme administrateur ou qu'un ou plusieurs des administrateurs n'etaient pas habiles a agir, aussi valide que si les administrateurs ou cette ou ces personnes, suivant le cas, avaient ete dument elus et etaient habiles a agir comme administrateurs de la Societe.

ARTICLE 4.     LE POUVOIR DE REPARTIR DES ACTIONS ET D'ACCORDER DES OPTIONS

               Les actions de la Societe sont, en tout temps, sous le controle des administrateurs qui peuvent, sous reserve de la Loi et des dispositions des statuts de la Societe, par voie de resolution, a l'occasion, accepter des souscriptions, attribuer, repartir et emettre, en totalite ou en partie, les actions non emises de la Societe ou autrement en disposer, de quelque facon ou maniere que ce soit, et accorder des options s'y rapportant, et ce, aux administrateurs, personnes, firmes, compagnies ou corporations, selon les termes, sous reserve des conditions, pour la consideration (non contraire a la Loi ou aux statuts de la Societe) et au temps qu'ils peuvent prescrire dans la resolution y ayant trait.

ARTICLE 5.     LE POUVOIR DE DECLARER DES DIVIDENDES

               Les administrateurs peuvent, a l'occasion, comme ils le jugent a propos, mais sous reserve de la Loi, declarer et payer, a meme les fonds disponibles a cette fin, des dividendes aux actionnaires, suivant leurs droits respectifs et leur interet dans la Societe.

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                                     - 14 -

               Les administrateurs peuvent, avant de declarer un dividende ou de faire toute distribution de profits, mettre de cote, a meme les profits de la Societe, les sommes qu'ils jugent convenables comme reserve ou reserves qui seront, a la discretion des administrateurs, employees aux fins auxquelles les profits de la Societe peuvent etre valablement employes.

               Les administrateurs peuvent, par voie de resolution, stipuler que le montant de tout dividende qu'ils peuvent legalement declarer soit paye, en tout ou en partie, en actions du capital social de la Societe, et, a cette fin, peuvent autoriser l'attribution, la repartition et l'emission d'actions du capital social de la Societe comme etant entierement acquittees.

               Tout dividende peut etre paye par cheque ou par mandat fait payable a l'ordre de l'actionnaire ou de la personne y ayant droit et envoye par la poste a sa derniere adresse telle qu'elle apparait aux livres de la Societe ou, dans le cas de detenteurs conjoints, a celui dont le nom apparait en premier lieu dans les livres de la Societe et l'envoi d'un tel cheque ou mandat constitue paiement, a moins que le cheque ou mandat ne soit pas paye sur presentation.

ARTICLE 6.     LA DATE DES REUNIONS ET L'AVIS

               Immediatement apres la premiere assemblee des actionnaires et, par la suite, apres chaque assemblee annuelle des actionnaires, on doit tenir, sans qu'il soit necessaire d'en donner avis, une reunion, dite "reunion annuelle", des nouveaux administrateurs qui sont alors presents, a la condition qu'ils constituent un quorum, pour la nomination des dirigeants de la Societe et pour traiter toute question qui peut se presenter.

               Les reunions regulieres du conseil d'administration peuvent etre tenues a tout endroit, au Canada ou ailleurs, a toute date et sur tout avis, s'il y a lieu, que le conseil d'administration peut, a l'occasion, determiner, par resolution. Une copie de toute resolution du conseil d'administration fixant l'endroit et la date de telles reunions regulieres doit etre envoyee a chaque administrateur immediatement apres son adoption, mais aucun autre avis ne sera requis pour une reunion reguliere, sauf lorsque la Loi exige que l'objet de la reunion et les questions qui doivent y etre traitees soient specifies.

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                                     - 15 -

               Toute reunion du conseil d'administration qui n'est pas convoquee en conformite avec les stipulations precedentes du present article est une reunion speciale.

               Des reunions speciales du conseil d'administration peuvent etre convoquees, en tout temps, par le president du conseil, le president, l'administrateur-gerant, ou par deux (2) des administrateurs. Un avis stipulant le lieu, le jour et l'heure d'une telle reunion doit etre signifie a chacun des administrateurs ou laisse a sa residence ou a sa place d'affaires ordinaire ou lui etre expedie par la poste, sous pli affranchi, ou par telegramme ou cablo-gramme, a son adresse, telle qu'elle apparait aux livres de la Societe, au moins quarante-huit (48) heures avant l'heure et la date fixees pour la reunion. Si l'adresse de tout administrateur n'apparait pas aux livres de la-Societe, on doit expedier ledit avis par la poste a l'adresse consideree, par la personne qui l'expedie, comme etant la meilleure pour atteindre promptement l'administrateur concerne. Toute reunion speciale ainsi convoquee peut etre tenue au siege social de la Societe ou a tout autre endroit, au Canada ou ailleurs, approuve par resolution des administrateurs.

               En tout temps, lorsque le president du conseil, le president ou l'administrateur-gerant, a sa discretion, considere qu'il est urgent qu'une reunion des administrateurs soit convoquee, il peut donner avis d'une reunion des administrateurs, par ecrit ou verbalement, soit par telegramme ou telephone ou autrement, au moins une (1) heure avant que la reunion ne soit tenue et cet avis est valable pour la reunion convoquee en de telles circonstances.

               Des reunions speciales du conseil d'administration peuvent etre tenues a toute date, en tout endroit et a toutes fins, sans avis, quand tous les administrateurs sont presents ou quand les administrateurs absents ont, par ecrit, renonce a l'avis de la tenue d'une telle reunion. Tout administrateur peut renoncer a l'avis de toute reunion soit avant ou apres la tenue de la reunion et le fait pour un administrateur d'assister a une reunion d'administrateurs constitue une renonciation a l'avis de convocation de ladite reunion, sauf lorsqu'un administrateur assiste a une reunion dans le but expres de s'opposer aux deliberations parce que ladite reunion n'est pas regulierement convoquee.

               Un administrateur peut, avec le consentement de tous les administrateurs, participer a une reunion du conseil d'administration ou d'un de ses comites a l'aide de

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                                     - 16 -

moyens techniques, notamment le telephone, permettant a tous les participants de communiquer oralement entre eux et un administrateur qui participe ainsi a une reunion est repute avoir assiste a ladite reunion.

ARTICLE 7.     LE PRESIDENT

               Le president du conseil ou, en son absence, le president ou, en son absence, l'administrateur-gerant ou, en son absence, un des vice-presidents qui fait partie du conseil d'administration (ce vice-president devant etre designe par l'assemblee, advenant que plus d'un de ces vice-presidents soit present) preside toute reunion des administrateurs. Si le president du conseil, le president, l'administrateur-gerant ou ces vice-presidents sont absents ou refusent d'agir, les personnes presentes peuvent choisir quelqu'un parmi elles pour agir comme president. Le president de toute reunion du conseil d'administration a droit de vote comme administrateur relativement a toute question soumise au vote de l'assemblee, mais, advenant egalite des voix, n'a pas droit a une deuxieme voix ou voix preponderante.

ARTICLE 8.     LE QUORUM

               Sous reserve de la Loi, les administrateurs peuvent, a l'occasion, par voie de resolution, fixer le quorum pour les reunions du conseil d'administration, mais, jusqu'a ce qu'ils l'aient fait, une majorite des administrateurs en fonction, a l'occasion, constitue un quorum.

               Toute reunion du conseil d'administration ou il y a quorum, a la condition que ce quorum soit constitue en majorite de residents canadiens, est competente pour exercer tous et chacun des mandats, pouvoirs et discretions que la Loi, les statuts ou les reglements de la Societe attribuent ou reconnaissent aux administrateurs, nonobstant toute vacance en leur sein.

               Nonobstant les dispositions du paragraphe precedent, les administrateurs peuvent deliberer, meme en l'absence d'une majorite de residents canadiens,

               a) si, parmi les administrateurs absents, un resident canadien approuve les deliberations, par ecrit, par telephone ou par tout autre moyen de communication, et

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                                     - 17 -

               b) lorsque la presence de cet administrateur aurait permis de constituer la majorite requise.

               Les questions soulevees a toute reunion des administrateurs sont resolues par le vote affirmatif de la majorite des administrateurs qui y sont presents.

ARTICLE 9.    LA DESTITUTION DES ADMINISTRATEURS

               Tout administrateur peut, par resolution ordinaire adoptee a toute assemblee extraordinaire des actionnaires convoquee dans ce but, etre destitue, avec ou sans raison, et une autre personne dument qualifiee peut, par resolution adoptee a cette meme assemblee, etre elue a sa place. La personne ainsi elue reste en fonction pour le temps seulement que l'administrateur dont il prend la-place aurait ete en fonction s'il n'avait pas ete destitue.

ARTICLE 10.    LES VACANCES ET LES ADMINISTRATEURS ADDITIONNELS

               A l'exception d'une vacance resultant du defaut d'elire le nombre fixe ou le nombre minimal d'administrateurs requis par les statuts de la Societe ou d'une augmentation de ce nombre, les administrateurs alors en fonction, s'ils constituent quorum, peuvent combler les vacances au sein du conseil. Tout administrateur ainsi elu, sous reserve des dispositions de l'article 9 du present reglement, demeure en fonction pendant la duree non expiree du mandat de son predecesseur et peut alors etre reelu; mais le conseil d'administration ne doit, en aucun temps, exceder le nombre legalement fixe.

               Si les administrateurs alors en fonction ne constituent pas quorum ou si la vacance resulte du defaut d'elire le nombre fixe ou le nombre minimal d'administrateurs requis par les statuts de la Societe ou d'une augmentation de ce nombre, les administrateurs alors en fonction doivent des lors convoquer une assemblee extraordinaire des actionnaires en vue de combler cette vacance. Si les administrateurs negligent de le faire ou s'il n'y a alors aucun administrateur en fonction, tout actionnaire de la Societe peut convoquer cette assemblee.

               Tout administrateur peut, a toute reunion des administrateurs, donner sa demission par ecrit et les autres administrateurs peuvent, a la meme reunion, accepter cette demission et immediatement remplir la vacance ainsi creee.

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                                     - 18 -

ARTICLE 11.    LA REMUNERATION DES ADMINISTRATEURS

               Chaque administrateur recoit la remuneration que le conseil d'administration peut determiner, a l'occasion, par voie de resolution.

               Les administrateurs ont droit d'etre rembourses par la Societe pour toutes depenses raisonnables de voyages (y compris les depenses d'hotel et celles incidentes) qu'ils peuvent encourir en assistant aux reunions des administrateurs ou aux assemblees des actionnaires ou qu'ils peuvent autrement encourir dans le cours ordinaire des affaires de la Societe.

               Tout administrateur qui, sur demande, execute des services speciaux pour la Societe peut obtenir une remuneration supplementaire que les administrateurs peuvent determiner.

ARTICLE 12.    LES REGLEMENTS ET RESOLUTIONS

               Tous les reglements et toutes les resolutions des administrateurs doivent etre passes ou adoptes a des reunions dument convoquees. Neanmoins, la signature de tous les administrateurs de la Societe au bas de tout document (qui peut etre signe en contrepartie) constituant un reglement ou une resolution qui pourrait etre passe ou adopte par les administrateurs a une reunion donne a un tel reglement ou une telle resolution la meme valeur et le meme effet que si ce reglement ou cette resolution avait ete passe ou adopte, selon le cas, par les administrateurs a une reunion dument convoquee et tenue.

ARTICLE 13.    ADMINISTRATEUR UNIQUE

               Lorsque la Societe n'a qu'un seul administrateur, cet administrateur peut regulierement tenir une reunion.

                               REGLEMENT CINQUIEME

                                   LES COMITES

ARTICLE 1.     LE COMITE D'ADMINISTRATEURS

               Les administrateurs de la Societe peuvent nommer parmi eux-memes un comite d'administrateurs, peu importe la facon dont il est designe, et deleguer a ce comite l'un

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                                     - 19 -

ou plusieurs des pouvoirs qu'ils possedent, a l'exception de ceux qu'un comite d'administrateurs n'est pas autorise a exercer en vertu de la Loi. Les membres de ce comite doivent etre en majorite des residents canadiens.

ARTICLE 2.     LE MODE DE FONCTIONNEMENT

               Sous reserve des dispositions du dernier alinea de l'article 6 du reglement quatrieme, les pouvoirs du comite d'administrateurs peuvent etre exerces par une reunion a laquelle un quorum est present ou par une resolution ecrite signee par tous les membres du comite qui auraient eu le droit de voter sur cette resolution a une reunion du comite. Les reunions du comite peuvent etre tenues a tout endroit au Canada ou ailleurs.

ARTICLE 3.     LES COMITES CONSULTATIFS

               Les administrateurs de la Societe peuvent a l'occasion nommer tels autres comites qu'ils estiment opportuns, mais les fonctions de tels autres comites seront consultatives seulement.

ARTICLE 4.     LA PROCEDURE

               A moins qu'il n'en soit autrement decide par les administrateurs, chaque comite a le pouvoir de fixer son quorum a tout nombre qui n'est pas moindre que la majorite de ses membres, d'elire son president et de reglementer sa procedure.

                                REGLEMENT SIXIEME

                                 LES DIRIGEANTS

ARTICLE 1.     LA DIRECTION

               La direction de la Societe est composee d'un president et, si juge a propos, d'un ou plusieurs vice-presidents (l'un desquels peut etre nomme vice-president executif), d'un tresorier et d'un secretaire. On peut aussi nommer, pour faire partie de la direction, un president du conseil, un ou plusieurs autres vice-presidents, un ou plusieurs secretaires adjoints ou tresoriers adjoints ou un administrateur-gerant.

               Ces dirigeants doivent etre nommes par le conseil d'administration a sa premiere assemblee apres la premiere

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                                     - 20 -

assemblee des actionnaires et, par la suite, a la premiere assemblee du conseil d'administration apres chaque assemblee annuelle des actionnaires et ces dirigeants de la Societe restent en fonction jusqu'a ce que leurs successeurs aient ete choisis et nommes a leur place. D'autres dirigeants peuvent aussi etre nommes lorsque le conseil d'administration le juge necessaire, a l'occasion.

               Ces dirigeants doivent dument remplir les devoirs, en plus de ceux specifies dans les reglements, que le conseil d'administration prescrit, a l'occasion. La meme personne peut remplir plus d'une (1) fonction. Il n'est pas necessaire que ces dirigeants de la Societe soient des actionnaires de la Societe et il n'est pas necessaire qu'ils soient des administrateurs de la Societe, a l'exception du president du conseil, du president et de l'administrateur-gerant.

ARTICLE 2.     LE PRESIDENT DU CONSEIL

               Le president du conseil est choisi parmi les administrateurs. Il preside toutes les assemblees des actionnaires et toutes les reunions du conseil d'administration. Il a tous les autres pouvoirs et devoirs que le conseil d'administration peut, a l'occasion, lui assigner, par voie de resolution, sous reserve de la Loi.

ARTICLE 3.     LE PRESIDENT

               Le president est choisi parmi les administrateurs. En l'absence du president du conseil, il preside toutes les assemblees des actionnaires et les reunions du conseil d'administration. Il est le dirigeant principal de la Societe et, s'il n'y a pas d'administrateurs-gerant, il exerce un controle general et une surveillance generale sur les affaires de la Societe. Il a tous les autres pouvoirs et devoirs que le conseil d'administration peut, a l'occasion, lui assigner, par voie de resolution, sous reserve de la Loi.

ARTICLE 4.     LE VICE-PRESIDENT OU LES-VICE-PRESIDENTS

               Le vice-president ou les vice-presidents, qu'ils aient ou non ete choisis parmi les administrateurs, ont les pouvoirs et remplissent les fonctions que le conseil d'administration peut, a l'occasion, leur assigner, par voie de resolution. En cas d'absence ou d'incapacite du president du conseil et du president et de l'administrateur-gerant, le vice-president qui a ete nomme vice-president executif ou tout autre vice-president qui a ete designe par

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                                     - 21 -

le president du conseil ou par le president ou par l'administrateur-gerant, peut exercer les pouvoirs et remplir les fonctions du president du conseil et du president et de l'administrateur-gerant, et, si un tel vice-president exerce l'un quelconque des pouvoirs ou remplit l'une quelconque des fonctions du president du conseil ou du president ou de l'administrateur-gerant, l'absence ou l'incapacite du president du conseil ou du president ou de l'administrateur-gerant, selon le cas, est presumee.

ARTICLE 5.     LE TRESORIER ET LES TRESORIERS ADJOINTS

               Le tresorier a sous sa surveillance particuliere les finances de la Societe. Il depose l'argent et les autres valeurs de la Societe, au nom et au credit de la Societe, aupres de toutes banques, compagnies de fiducie ou autres depositaires que le conseil d'administration designe, a l'occasion, par voie de resolution. Il doit, lorsque requis par le conseil d'administration, lui rendre compte de la situation financiere de la Societe et de toutes ses transactions comme tresorier; et, aussitot que possible apres la cloture de chaque exercice financier, il prepare et soumet au conseil d'administration un rapport sur l'exercice financier ecoule. Il est responsable de la garde, du depot et de la tenue de tous les livres et comptes et autres documents qui, selon les lois regissant la Societe, doivent etre tenus par la Societe. Il doit executer tous les autres devoirs propres a la fonction de tresorier, ainsi que ceux que le conseil d'administration peut, a l'occasion, lui assigner, par voie de resolution, le tout sous reserve du controle dudit conseil d'administration et sous reserve de la Loi.

               Les tresoriers adjoints peuvent remplir toute fonction du tresorier que le conseil d'administration ou le tresorier peut, a l'occasion, leur assigner sous reserve de la Loi.

ARTICLE 6.     LE SECRETAIRE ET LES SECRETAIRES ADJOINTS

               Le secretaire doit donner et faire signifier tous avis de la Societe et doit rediger et conserver les proces-verbaux de toutes les assemblees des actionnaires et de toutes les reunions du conseil d'administration et des comites d'administrateurs dans un ou plusieurs livres a cet effet. Il doit garder en surete le sceau corporatif de la Societe. Il est responsable des registres de la Societe, y compris les livres ou sont consignes les noms et adresses

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                                     - 22 -

des actionnaires et des membres du conseil d'administration, conjointement avec les copies de tous les rapports faits par la Societe et tous les autres livres et documents que le conseil d'administration peut ordonner ou lui confier. Il est responsable de la garde et de la production de tous les livres, rapports, certificats et autres documents dont la Loi exige la garde et la production. Il doit remplir tous autres devoirs relatifs a ses fonctions, ainsi que ceux que le conseil d'administration peut, a l'occasion, lui assigner, par voie de resolution, sous reserve de la Loi.

               Les secretaires adjoints peuvent remplir toute fonction du secretaire que le conseil d'administration ou le secretaire peut, a l'occasion, leur assigner, sous reserve de la Loi.

ARTICLE 7.     LE SECRETAIRE-TRESORIER

               Lorsque le secretaire remplit aussi les fonctions de tresorier, il peut, au gre du conseil d'administration, etre designe comme
"secretaire-tresorier".

ARTICLE 8.     L'ADMINISTRATEUR-GERANT

               Les administrateurs peuvent, a l'occasion, nommer parmi eux-memes un administrateur-gerant, a la condition que cet administrateur-gerant soit un resident canadien. Il gere les affaires tant commerciales qu'internes de la Societe, sous la surveillance du conseil d'administration, et exerce les pouvoirs que le conseil d'administration peut, a l'occasion, lui deleguer d'une facon generale ou speciale, par voie de resolution, sous reserve de la Loi.

ARTICLE 9.     LA DESTITUTION

               Le conseil d'administration peut, par voie de resolution, destituer et congedier tout dirigeant ou employe de la Societe ou tout membre de la direction, avec ou sans raison, a toute reunion convoquee dans ce but et peut en elire ou en nommer d'autres a leur place. Tout dirigeant ou employe de la Societe qui n'est pas membre de la direction ou du conseil d'administration peut aussi etre demis de ses fonctions et congedie, avec ou sans raison, par le president du conseil, le president, tout vice-president ou l'administrateur-gerant. Si, cependant, il n'y a pas de raison pour la destitution ou le congediement et s'il existe un contrat particulier derogeant aux stipulations du present article, la destitution ne peut avoir lieu que conformement aux stipulations de ce contrat.

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                                     - 23 -

ARTICLE 10.    LA REMUNERATION

               La remuneration de tous les membres de la direction de la Societe et des autres dirigeants de la Societe est determinee, a l'occasion, par resolution du conseil d'administration.

                               REGLEMENT SEPTIEME

                             LES VALEURS MOBILIERES

ARTICLE 1.     LES CERTIFICATS DE VALEURS MOBILIERES

               Les certificats representant les valeurs mobilieres de la Societe sont rediges de la maniere approuvee par le conseil d'administration. Ces certificats doivent etre signes par le president ou tout vice-president et le secretaire ou tout secretaire adjoint de la Societe, mais la signature du president ou du vice-president peut aussi etre gravee, lithographiee ou reproduite mecaniquement de quelque autre maniere sur les certificats et, si la Societe a nomme un agent de transfert, la signature du secretaire ou du secretaire adjoint peut aussi etre gravee, lithographiee ou reproduite mecaniquement de quelque autre maniere sur les certificats. Tous certificats ainsi signes sont presumes avoir ete signes a la main par ces dirigeants et sont valables, a toutes fins et intentions, au meme titre que s'ils avaient ete signes a la main, meme si les personnes dont les signatures sont ainsi reproduites ont cesse d'etre dirigeants de la Societe au temps de l'emission des certificats ou a la date qu'ils portent.

               En ce qui concerne les titres au porteur, on doit, s'il en est, se reporter a tout reglement qui peut, a l'occasion, etre adopte a ce sujet.

ARTICLE 2.     LE REGISTRE DES VALEURS MOBILIERES

               Un registre central des valeurs mobilieres doit etre tenu au siege social de la Societe ou a tout autre lieu au Canada choisi par les administrateurs et un ou plusieurs registres locaux des valeurs mobilieres peuvent etre tenus au Canada ou a l'etranger, en tel lieu que les administrateurs peuvent indiquer, a l'occasion, par voie de resolution. Ce registre central des valeurs mobilieres et ces registres locaux des valeurs mobilieres sont tenus par le secretaire ou par tout autre dirigeant qui peut etre specialement charge de ce soin ou par tout autre agent que le

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                                     - 24 -

conseil d'administration peut nommer au besoin, par resolution a cette fin.

               Sous reserve des dispositions de tout reglement pouvant etre adopte relativement a l'emission de titres au porteur, les noms, par ordre alphabetique, et la derniere adresse connue des personnes qui detiennent ou ont detenu des valeurs mobilieres emises par la Societe, le nombre de valeurs mobilieres detenues par chacun et la date et les conditions de l'emission et du transfert, transport ou transmission de chaque valeur mobiliere doivent etre inscrits sur le registre central des valeurs mobilieres. Le registre local des valeurs mobilieres ne contient que les details relatifs aux valeurs mobilieres emises ou transferees en ce lieu et les conditions de chaque emission ou de chaque transfert d'une valeur mobiliere inscrite dans un registre local des valeurs mobilieres sont egalement portees au registre central.

               Sous reserve d'un tel reglement, toute mention de l'emission ou du transfert, du transport ou de la transmission d'une valeur mobiliere de la Societe sur l'un des registres en constitue une inscription complete et valide. Toutes les valeurs mobilieres de la Societe sont, sous reserve d'un tel reglement, transferables sur le registre central des valeurs mobilieres ou sur un registre local des valeurs mobilieres sans egard au lieu ou le certificat representant les valeurs mobilieres qui font l'objet du transfert, du transport ou de la transmission a ete emis.

               Ces registres doivent, durant les heures ordinaires d'affaires, tous les jours, les dimanches et jours feries exceptes, a l'endroit ou aux endroits ou les administrateurs ont donne l'autorisation de les tenir respectivement, suivant les dispositions du present reglement, etre ouverts a l'inspection des actionnaires et des creanciers de la Societe et de leurs mandataires et representants legaux et chacun d'eux peut en prendre gratuitement des extraits.

               Sous reserve des dispositions de tout reglement relatif a l'emission de titres au porteur, nul transfert, transport ou transmission des valeurs mobilieres de la Societe n'est valable et ne doit etre inscrit au registre central des valeurs mobilieres ou a un registre local des valeurs mobilieres a moins que les certificats representant les valeurs mobilieres faisant l'objet du transfert, du transport ou de la transmission, selon le cas, n'aient ete remis ou annules.

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                                     - 25 -

ARTICLE 3.     LA DATE DE REFERENCE

               Le conseil d'administration peut, en tout temps et a l'occasion, choisir d'avance une date a titre de date de reference pour determiner les actionnaires habiles a recevoir avis d'une assemblee d'actionnaires. Cette date ne doit pas etre anterieure de plus de cinquante (50) jours ni de moins de vingt et un (21) jours a la date prevue pour la tenue de l'assemblee.

               Le conseil d'administration peut aussi, en tout temps et a l'occasion, dans les cinquante (50) jours precedant l'operation en cause, choisir d'avance une date ultime d'inscription, a titre de date de reference, pour determiner les actionnaires habiles:

               a)   a recevoir le versement d'un dividende;

               b)   a participer au partage consecutif a la liquidation; ou

               c) a toute autre fin, sauf en matiere du droit de recevoir avis d'une assemblee ou d'y voter.

               Un avis de toute date de reference ainsi choisie doit etre donne, au plus tard sept (7) jours avant cette date, par insertion dans un journal publie ou diffuse au lieu du siege social de la Societe et en chaque lieu, au Canada, ou elle a un agent de transfert ou auquel un transfert de ses actions peut etre inscrit et par ecrit, a chaque bourse de valeurs du Canada ou les actions de la Societe sont cotees, selon le cas.

               Seuls les actionnaires qui apparaissent au registre a la date de reference choisie tel que susdit peuvent se prevaloir des droits ci-haut mentionnes, mais le fait de ne pas avoir recu avis d'une assemblee ne prive pas un actionnaire du droit de voter lors de cette assemblee.

ARTICLE 4.     LES AGENTS DE TRANSFERTS ET LES AGENTS D'INSCRIPTION

               Le conseil d'administration peut, a l'occasion, par voie de resolution, nommer ou remplacer les agents de transferts et les agents d'inscription des valeurs mobilieres de la Societe et, en general, faire les reglements concernant le transfert, le transport et la transmission des valeurs mobilieres de la Societe. Tous les certificats de

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                                     - 26 -

valeurs mobilieres de la Societe emis apres qu'une telle nomination a ete faite doivent etre contresignes par un de ces agents de transferts ou agents d'inscription et ne sont pas valides a moins qu'ils ne soient ainsi contresignes.

ARTICLE 5.     LES CERTIFICATS PERDUS, DETRUITS OU MUTILES

               Le conseil d'administration doit ordonner qu'un nouveau certificat de valeurs mobilieres de la Societe soit emis pour remplacer tout certificat precedemment emis par la Societe et qui a ete mutile, perdu, detruit ou vole si le proprietaire:

               a) l'en requiert ayant d'etre avise de l'acquisition de cette valeur par un acheteur de bonne foi;

               b)   fournit a la Societe un cautionnement suffisant; et

               c) satisfait a toute autre exigence raisonnable qu'impose la Societe.

ARTICLE 6.     LES RESTRICTIONS AFFECTANT LES VALEURS MOBILIERES ET LES
               ACTIONNAIRES

               Les valeurs mobilieres et les actionnaires de la Societe sont sujets aux restrictions, s'il en est, qui sont stipulees ou pourront l'etre a leur egard dans les statuts de la Societe.

                               REGLEMENT HUITIEME

              L'EXERCICE FINANCIER, LES COMPTES ET LA VERIFICATION

ARTICLE 1.     L'EXERCICE FINANCIER

               L'exercice financier de la Societe se termine le 31 mai de chaque annee.

ARTICLE 2.     LES COMPTES

               Les administrateurs doivent faire tenir des livres de comptes appropries concernant toutes les sommes d'argent recues et depensees par la Societe, ainsi que les objets pour lesquels les recettes et les depenses sont operees, toutes les ventes et tous les achats de valeurs par la Societe, l'actif et le passif de la Societe et toutes autres operations qui interessent la situation financiere de la Societe.

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                                     - 27 -

               Les livres de comptes doivent etre tenus au siege social de la Societe ou a tout autre endroit que les administrateurs jugent approprie et les administrateurs peuvent en tout temps raisonnable les examiner.

               Si les livres de comptes de la Societe sont conserves en dehors du Canada, il doit etre conserve au siege social ou dans un autre bureau au Canada des registres de comptabilite suffisants pour permettre aux administrateurs de verifier tous les trimestres, avec une precision raisonnablement suffisante, la situation financiere de la Societe.

ARTICLE 3.     LA VERIFICATION

               La nomination, les droits et les fonctions du ou des verificateurs de la Societe sont regles par la Loi. Les livres de la Societe doivent etre examines au moins une fois par exercice financier et l'exactitude de l'etat des revenus et depenses et du bilan doit etre constatee par ce ou ces verificateurs.

                               REGLEMENT NEUVIEME

              LES CONTRATS, LES CHEQUES, LES TRAITES ET LES COMPTES

ARTICLE 1.     LES CONTRATS

               Tous actes, documents, transferts, contrats, engagements, obligations, debentures et autres instruments que la Societe doit executer doivent etre signes par le president du conseil ou le president ou un des vice-presidents ou l'administrateur-gerant ou un administrateur et contresignes par le secretaire ou tresorier ou un secretaire adjoint ou le tresorier adjoint ou un autre administrateur de la Societe. Le conseil d'administration peut, a l'occasion, par voie de resolution, autoriser d'autres personnes a signer au nom de la Societe. Cette autorisation peut etre generale ou se limiter a un cas particulier. Sauf tel que dit precedemment ou tel qu'autrement prevu dans les reglements de la Societe, aucun administrateur, dirigeant, representant ou employe de la Societe n'a le pouvoir ni l'autorisation de lier la Societe par contrat ou autrement, ni d'engager son credit.

               Sous reserve de la Loi, la Societe peut passer un contrat ou transiger des affaires avec un ou plusieurs de ses administrateurs ou dirigeants, ou avec toute maison dont

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                                     - 28 -

un ou plusieurs de ses administrateurs ou dirigeants sont membres ou employes, ou avec toute autre compagnie ou societe dont un ou plusieurs de ses administrateurs ou dirigeants sont actionnaires, directeurs ou administrateurs, dirigeants ou employes.

               L'administrateur ou le dirigeant de la Societe qui est partie a un contrat ou a un projet de contrat important avec la Societe ou qui est administrateur ou dirigeant d'une personne partie a un tel contrat ou projet ou qui possede un interet important dans celle-ci doit divulguer par ecrit a la Societe ou demander que soient consignees au proces-verbal des reunions des administrateurs la nature et l'etendue de son interet, et ce, au moment et de la facon prevus dans la Loi et lin tel administrateur ne doit voter sur aucune resolution tendant a l'approbation du contrat, sauf tel que prevu par la Loi.

ARTICLE 2.     LES CHEQUES ET LES TRAITES

               Tous les cheques, lettres de change et autres mandats de paiement d'argent, billets ou titres de creance emis, acceptes ou endosses au nom de la Societe doivent etre signes par l'administrateur, le dirigeant ou le representant ou les administrateurs, dirigeants ou representants de la Societe et de la maniere que le conseil d'administration determine, a l'occasion, par voie de resolution; l'un ou l'autre de ces administrateurs, dirigeants ou representants peut endosser seul les billets et les traites pour perception pour le compte de la Societe, par l'entremise de ses banquiers, et endosser les billets et les cheques pour depot a la banque de la Societe, au credit de la Societe; ces effets de commerce peuvent aussi etre endosses "pour perception" ou "pour depot" a la banque de la Societe en utilisant l'estampe de la Societe a cet effet. N'importe lequel de ces administrateurs, dirigeants ou representants nommes a cette fin peut arranger, regler, verifier et certifier tous les livres et comptes entre la Societe et ses banquiers, et peut recevoir tous les cheques payes et les pieces justificatives et signer toutes les formules de reglement de verification et de reglement de quittance et les bordereaux de verification de la banque.

ARTICLE 3.     LES DEPOTS

               Les fonds de la Societe peuvent etre deposes, a l'occasion, au credit de la Societe a toutes banques ou aupres de toutes compagnies de fiducie ou chez tous banquiers

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                                     - 29 -

que le conseil d'administration approuve, a l'occasion, par voie de resolution.

ARTICLE 4.     LE DEPOT DES TITRES EN SURETE

               Les titres de la Societe sont deposes en garde chez un ou plusieurs banquiers, compagnies de fiducie ou autres institutions financieres au Canada, aux Etats-Unis d'Amerique ou ailleurs qui sont choisis par le conseil d'administration. Tous les titres ainsi deposes peuvent etre retires, a l'occasion, mais seulement sur l'ordre ecrit de la Societe, signe par l'administrateur, le dirigeant ou le representant, ou les administrateurs, les dirigeants ou representants et de la maniere que le conseil d'administration determine, a l'occasion, par voie de resolution. Cette autorisation peut etre generale ou se limiter a un cas particulier. Toute institution financiere qui a ete ainsi choisie comme gardienne par le conseil d'administration est entierement protegee en agissant conformement aux directives du conseil d'administration et n'est en aucune circonstance responsable de la facon dont on dispose des titres ainsi retires de depot ou de leur produit.

                                REGLEMENT DIXIEME

                                LES DECLARATIONS

               Le president du conseil, le president, tout vice-president, le tresorier, le secretaire, le secretaire-tresorier, tout tresorier adjoint, tout secretaire adjoint, l'administrateur-gerant, le comptable, tout comptable adjoint et chef de bureau, ou tout autre dirigeant ou personne nomme a cette fin par le president ou tout vice-president ont, collectivement ou individuellement, l'autorisation et le droit de comparaitre et de repondre, pour la Societe et en son nom, sur tout bref, ordonnance et interrogatoire sur faits et articles emis par toute cour de justice et de faire, pour et au nom de la Societe, toute declaration sur bref de saisie-arret dans lequel la Societe est tierce-saisie et de faire tous les affidavits et declarations sous serment s'y rapportant ou se rapportant a toute procedure judiciaire dans laquelle la Societe est une des parties, et de demander la cession de biens ou la liquidation de tout debiteur de la Societe et d'obtenir une ordonnance de faillite contre tout debiteur de la Societe et d'assister et de voter a toute assemblee des creanciers des debiteurs de la Societe et de donner des procurations a cet effet.

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                                     - 30 -

                                REGLEMENT ONZIEME

                L'INDEMNISATION DES ADMINISTRATEURS ET DIRIGEANTS

               Sous reserve des limitations contenues dans la Loi, chacun des administrateurs et dirigeants de la Societe et leurs predecesseurs et toute personne qui, a la demande de la Societe, agit en cette qualite pour une personne morale dont la Societe est actionnaire ou creanciere, ainsi que leurs heritiers, executeurs testamentaires, administrateurs et ayants cause, de meme que leur patrimoine, sont respectivement, a meme les fonds de la Societe, en tout temps et a l'occasion, mis a couvert et garantis contre ce qui suit et en seront indemnises et rembourses:

               a) tous frais, charges et depenses raisonnables, y compris les sommes versees pour transiger sur un proces ou executer un jugement, occasionnes lors de poursuites civiles, criminelles ou administratives aux quelles il est partie en cette qualite, a l'exception des actions intentees par la Societe ou la personne morale, ou pour son compte, en vue d'obtenir un jugement favorable, si:

                    (i) il a agi avec integrite et de bonne foi au mieux des interets de la Societe; et

                    (ii) dans le cas de poursuites criminelles ou administratives aboutissant au paiement d'une amende, il avait de bonnes raisons de croire que sa conduite etait conforme a la loi;

               b) tous frais, charges et depenses resultant du fait qu'il a ete partie a des actions intentees par la Societe ou par une personne morale, ou pour leur compte, en vue d'obtenir un jugement favorable, s'il remplit les conditions des sous-alineas i) et ii) ci-haut et si l'approbation du tribunal a ete obtenue;

               c) tous autres frais, charges, depenses raisonnables supportes, faits ou encourus par cet administrateur, ce dirigeant ou cette personne au cours ou a l'occasion des affaires relevant de ses fonctions ou s'y rapportant;

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                                     - 31 -

le tout a l'exception, cependant, des frais, charges et depenses qui resultent de sa propre faute, incurie ou omission volontaire.

               De plus, mais sous reserve des limitations contenues dans la Loi, aucun administrateur ou dirigeant de la Societe alors en fonction n'est responsable des actes, quittances, negligences ou defauts de tout autre administrateur ou dirigeant ou employe ni pour avoir ete partie a toute quittance ou acte pour en permettre l'execution, ni n'est responsable de tout dommage, perte ou depense encouru par la Societe par suite de l'insuffisance ou du defaut de titre de toute propriete acquise pour et au nom de la Societe sur l'ordre du conseil d'administration ou par suite de l'insuffisance de toute garantie relative a tout placement de la Societe, ni n'est responsable de tout dommage ou perte resultant de la faillite, de l'insolvabilite ou de l'acte prejudiciable de toute personne, firme ou corporation, y compris toute personne, firme ou corporation aupres de laquelle quelque argent, valeur ou effet de la Societe a ete place ou depose, ni n'est responsable de tout mauvais usage, perte, usurpation, detournement ou dommage resultant de toute transaction de quelque argent, valeur ou autre actif appartenant a la Societe ou de tout autre dommage, perte ou calamite qui pourrait survenir dans l'execution de ses fonctions ou de sa fiducie, ou s'y rapportant, a moins que ces evenements ne resultent de sa propre faute, incurie ou omission volontaire.

               ET la Societe, par les presentes, consent a l'indemnisation prevue au present reglement.

                               REGLEMENT DOUZIEME

                                  LES EMPRUNTS

               Le conseil d'administration est autorise, par les presentes, en tout temps et a l'occasion:

               a) a emprunter de l'argent et a obtenir des avances sur le credit de la Societe aupres de toute banque, corporation, societe ou personne, selon les termes, conventions et conditions, aux epoques, pour les montants, dans la mesure et de la maniere que le conseil d'administration peut, a sa discretion, juger convenables;

               b)   a restreindre ou a augmenter les sommes a etre empruntees;

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                                     - 32 -

               c) a emettre, reemettre ou faire emettre des bons, obligations, debentures ou autres valeurs de la Societe et a les donner en nantissement ou les vendre pour les montants, suivant les termes, conventions et conditions, et aux prix que le conseil d'administration peut juger convenables;

               d) a garantir ces bons, obligations, debentures ou autres valeurs de la Societe, ou tout autre emprunt ou engagement present ou futur de la Societe, au moyen d'un MORTGAGE, d'une hypotheque, d'une charge ou d'un nantissement visant tout ou partie des biens meubles et immeubles que la Societe possede couramment a titre de proprietaire ou qu'elle a subsequemment acquis, ainsi que toute ou partie de l'entreprise et des droits de la Societe;

               e) en garantie de tous escomptes, decouverts, emprunts, credits, avances ou autres dettes, ou engagements, de la part de la
     Societe envers toute banque, corporation, societe ou personne, ainsi que des interets sur ceux-ci, a hypothequer, nantir, mettre en gage et transporter a toute banque, corporation, societe ou personne une partie ou la totalite des biens de la Societe, reels ou personnels ou mixtes, mobiliers ou immobiliers, presents ou futurs, et a donner toute garantie sur ceux-ci qu'une banque peut accepter en vertu des dispositions de la Loi sur les banques et renouveler, modifier, varier ou remplacer une telle garantie a discretion, avec le droit de promettre de donner des garanties d'apres la Loi sur les banques pour toutes dettes contractees ou devant etre contractees par la Societe envers toute banque;

               f) sous reserve de la Loi, a procurer ou aider a procurer des fonds et a aider au moyen de bonis, prets, promesses, endossements, garanties ou autrement, toute compagnie, societe ou personne et a garantir l'execution ou l'accomplissement de tous contrats, engagements ou obligations de toute compagnie, societe ou personne et, en particulier, a garantir le paiement du principal et de l'interet sur les obligations ou autres valeurs, hypotheques et dettes de toute compagnie, societe ou personne;

               g) a exercer d'une facon generale tous ou chacun des droits ou pouvoirs que la Societe elle-meme peut exercer en vertu de ses statuts et des lois qui la regissent; et

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                                     - 33 -

               h) a deleguer, par resolution, a tout dirigeant ou administrateur, sous reserve des limitations contenues dans la Loi, tous ou chacun des pouvoirs conferes par les presentes au conseil d'administration.

               ET les pouvoirs d'emprunter et de donner des garanties autorises par les presentes sont consideres comme etant des pouvoirs permanents et non pas comme devant se terminer apres le premier usage qui en sera fait, et ils peuvent etre exerces a l'occasion par la suite tant que ce reglement n'a pas ete revoque et qu'avis de sa revocation n'a pas ete donne a qui de droit.

                               REGLEMENT TREIZIEME

                LA PROMULGATION, LA REVOCATION ET LA MODIFICATION
                                 DES REGLEMENTS

               Les administrateurs peuvent, a l'occasion, etablir, promulguer ou adopter des reglements, non contraires a la Loi ou aux statuts de la Societe, et ils peuvent revoquer, modifier ou remettre en vigueur tout reglement de la Societe. Ces reglements (sauf les reglements qui, en vertu des dispositions de la Loi, doivent etre approuves et ratifies par les actionnaires avant d'entrer en vigueur) et chaque revocation, modification ou remise en vigueur de ces reglements, prennent effet a compter de la date de la resolution des administrateurs et doivent etre soumis, des l'assemblee suivante, aux actionnaires de la Societe qui peuvent, par resolution ordinaire, les confirmer, les rejeter ou les modifier. Advenant le rejet par les actionnaires ou advenant qu'un tel reglement, une telle modification ou une telle revocation ne soient pas ainsi soumis aux actionnaires, ces reglement, modification ou revocation cessent d'avoir effet.

SCEAU

IL EST RESOLU:

               Que le sceau dont une impression apparait ci-contre soit et il est, par les presentes, approuve et adopte comme etant le sceau de la Societe.

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                                     - 34 -

REGISTRES SOCIAUX

IL EST RESOLU:

               Que les registres sociaux suivants soient et ils sont, par les presentes, adoptes comme registres sociaux de la Societe:

               1.   Registre des actionnaires;
               2.   Registre des administrateurs;
               3.   Registre des valeurs mobilieres; et
               4.   Registre des transferts.

FORMULE DE CERTIFICATS D'ACTIONS ORDINAIRES

IL EST RESOLU:

               Que les formules de certificats d'actions annexees aux presentes comme Appendices "A" et "B" soient et elles sont, par les presentes, approuvees et que telles formules soient et elles sont, par les presentes, adoptees comme formules de certificats d'actions ordinaires et privilegiees de la Societe; et

               Que deux administrateurs aient et ils ont, par les presentes, l'autorisation et les instructions d'apposer, aux fins d'identification, leurs initiales respectives auxdit projets.

ETABLISSEMENT DU REGLEMENT QUATORZIEME (EMPRUNT - BANQUE NATIONALE DU CANADA)

IL EST RESOLU:

               Que ce qui suit soit et est, par les presentes, decrete, edicte et promulgue comme etant le reglement quatorzieme de la Societe:

                              REGLEMENT QUATORZIEME

IL EST RESOLU QUE:

Le Conseil d'administration soit autorise a:

     (a) emprunter de l'argent et obtenir des avances de la Banque Nationale du Canada (ci-apres appelee la BANQUE) sur le credit de la Compagnie a telles epoques, pour tels montants et a telles conditions qu'il jugera a propos, soit en

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                                     - 35 -

escomptant ou en faisant escompter des effets et instruments negociables faits, tires, acceptes ou endosses par la Compagnie, soit en decouvrant le compte de banque, soit en faisant des arrangements de credit, soit en obtenant des prets ou avances, soit de toute autre maniere;

     (b) Emettre des obligations, debentures ou autres valeurs de la Compagnie, les donner en garantie a la Banque ou les lui autrement ceder, le tout aux termes, conditions et considerations qu'il jugera appropries;

     (c) Hypothequer, nantir, gager, ceder, transporter ou affecter de quelque maniere que ce soit, la totalite ou une partie des biens reels ou personnels, meubles ou immeubles, entreprises ou droits, presents ou futurs, de la Compagnie, pour garantir lesdites obligations, debentures ou valeurs emises, ou pour garantir tous emprunts, dettes, responsabilites ou engagements quelconques, presents ou futurs, directs ou indirects, de la Compagnie a l'endroit de la Banque;

     (d) Deleguer en tout temps par resolution a un ou plu sieurs administrateurs, officiers ou autres employes de la Compagnie, ou a toute autre personne, a la discretion du conseil d'administration, une partie ou la totalite des pouvoirs ci-dessus mentionnes.

          Les pouvoirs mentionnes dans le present reglement sont en sus de ceux que les administrateurs, dirigeants ou officiers de la Compagnie pourraient autrement detenir en vertu de la loi ou de ses statuts.

     Le present reglement demeurera en vigueur a l'egard de la Banque jusqu'a ce qu' un avis ecrit de son abrogation ou de sa modification ait ete donne a la Banque et que celle-ci en ait accuse reception par ecrit.

RESOLUTION BANCAIRE (BANQUE NATIONALE DU CANADA)

IL A ETE RESOLU:

     (1) QUE les affaires bancaires de la Compagnie soient transigees a la Banque Nationale du Canada et ladite Banque est autorisee a payer et accepter tous cheques, traites, billets a ordre, lettres de change, mandats ou ordre de paiement et autres effets signes, tires, acceptes ou endosses pour la Compagnie par deux (2) des officiers et, de plus, a accepter en depot au credit de la Compagnie tous

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                                     - 36 -

cheques, traites, billets, lettres de change et autres effets endosses au nom de la Compagnie par ces memes personnes, ou portant la mention, apposee au moyen d'un tampon ou autrement, "POUR DEPOT AU COMPTE DU BENEFICIAIRE" ou toute autre mention equivalente;

     (2) QUE deux (2) des officiers soient autorises, pour la Compagnie et en son nom a exercer les droits et pouvoirs mentionnes aux paragraphes (a), (b) et
(c) du reglement quatorzieme de la Compagnie, et plus specialement a faire des arrangements ou conventions avec la Banque concernant toute question relative aux prets ou avances consentis par la Banque a la Compagnie, y compris les decouverts de compte, a transiger et regler toutes affaires bancaires avec ladite Banque et a signer tous actes ou documents aux fins ci-dessus ou aux fins mentionnees audit reglement, notamment, sans limitation, tout acte ou document conferant a la Banque une garantie, un titre ou des droits quelconques a l'egard de la totalite ou d'une partie des biens reels ou personnels, meubles ou immeubles, presents ou futurs de la Compagnie, y compris tout acte ou clause de dation en paiement juge approprie;

     (3) QUE les personnes autorisees aux termes des paragraphes (1) et (2) ci-dessus et chacune d'elles separement, soient autorisees a recevoir de la Banque les releves de compte, les cheques payes et autres effets portes au debit du compte de la Compagnie, et a certifier et accepter tous comptes et tous soldes de compte entre la Compagnie et la Banque;

     (4) QUE tous les effets, garanties et documents signes, faits, tires, acceptes ou endosses, tel que ci-haut stipule seront valides et lieront la Compagnie;

     (5) QU'il soit fourni a la Banque une liste des noms des administrateurs, officiers ou autres mandataires de la Compagnie autorises aux fins ci-dessus, ainsi qu'un specimen de leurs signatures, et que la Banque soit avisee par ecrit de tous changements qui pourraient survenir concernant ces personnes; telle liste lorsque recue par la Banque liera la Compagnie jusqu'a ce qu'un avis ecrit contraire soit donne a la Banque et que celle-ci en ait accuse reception;

     (6) QUE communication de la presente resolution soit donnee a la Banque et qu'elle reste en vigueur jusqu'a avis contraire donne par ecrit a la Banque, et que celle-ci en ait accuse reception;

     (7) QUE le president et le secretaire ou, le cas echeant, l'administrateur unique soient autorises a attester la presente resolution et le reglement quatorzieme ci-haut mentionnes.


DETERMINATION DU NOMBRE PRECIS DES ADMINISTRATEURS

               ATTENDU qu'il y aurait lieu de fixer le nombre precis des administrateurs conformement aux dispositions des reglements de la Societe;

IL EST RESOLU:

               Que, jusqu'a ce qu'il en soit decide autrement par resolution des administrateurs, le conseil d'administration se compose de quatre (4) administrateurs.


SOUSCRIPTION D'ACTIONS

               Attendu que la Societe a recu de SERVICES FARMICO INC. une souscription pour mille (1 000) actions ordinaires, sans valeur nominale, du capital social de la Societe au prix d'un dollar (1 $) l'action;

IL EST RESOLU:

               Que la souscription de SERVICES FARMICO INC. pour mille (1 000) actions ordinaires, sans valeur nominale, du capital social de la Societe, annexee aux presentes, soit et elle est, par les presentes, acceptee.

ATTRIBUTION, REPARTITION ET EMISSION D'ACTIONS

               Attendu que la Societe a recu paiement desdites mille (1 000) actions ordinaires;

IL EST RESOLU:

     1. Que mille (1 000) actions ordinaires, sans valeur nominale, du capital social de la Societe soient et elles sont, par les presentes, attribuees, reparties et emises a SERVICES FARMICO INC. conformement aux termes de sa souscription;

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                                     - 38 -

     2. Que la consideration pour l'emission desdites mille (1,000) actions ordinaires, sans valeur nominale, du capital social de la Societe soit et elle est, par les presentes, fixee a un dollar (1$) l'action; et

     3. Que lesdites mille (1,000) actions ordinaires, sans valeur nominale, du capital social de la Societe ainsi attribuees, reparties et emises soient et elles sont, par les presentes, declarees entierement acquittees et non cotisables, la Societe en ayant recu le paiement complet.

.. . . . .                           . . . . .                          . . . . .

               Par les presentes, les reglements numerotes de premier a treizieme inclusivement, les resolutions ayant trait respectivement a l'adoption du sceau, l'adoption des registres sociaux, l'adoption des formules de certificats d'actions, l'etablissement du reglement quatorzieme relativement aux pouvoirs d'emprunt vis-a-vis la Banque Nationale du Canada, la resolution bancaire vis-a-vis la Banque Nationale du Canada, la determination du nombre precis des administrateurs, l'approbation d'une souscription d'actions et l'attribution, la repartition et l'emission d'actions sont adoptes par les administrateurs de la Societe conformement aux dispositions de l'article 112 (1) de la Loi sur les societes commerciales canadiennes, ce 6e jour d'aout 1984.


                                 /s/ Jean Coutu
                       -----------------------------------
                                   Jean Coutu


                                /s/ Jacques Masse
                       -----------------------------------
                                  Jacques Masse


                                /s/ Yvon Bechard
                       -----------------------------------
                                  Yvon Bechard


                             /s/ Gilles C. Lachance
                       -----------------------------------
                               Gilles C. Lachance


                                 ADMINISTRATEURS